Exhibit 99.1

This Statement on Form 3 is filed by Dan Sten Olsson,
Stena AB, Stena (Switzerland) AG, CM
V-Max I Limited, CM V-Max II
Limited, Concordia Maritime AB, Stena Sessan AB, Madeleine
Olsson
Eriksson and Stefan Sten Olsson. The principal business address of each of Dan Sten
Olsson, Madeleine Olsson Eriksson, Stefan Sten Olsson, Stena
AB, Stena Sessan AB and
Concordia Maritime AB is Masthuggskajen, SE-405
19 Gothenburg, Sweden.  The principal
business address of Stena
(Switzerland) AG is Bahnhofplatz, CH-6300 Zug, Switzerland.  The

principal business address of each of CM V-Max I and CM V-Max II is c/o Codan Services Limited,
Clarendon House, 2 Church Street, P.O. Box HM
666, Hamilton HM CX, Bermuda.

Name of Designated Filer:  Dan Sten
Olsson

Date of Event Requiring Statement:  July 5, 2005

Issuer
Name and Ticker or Trading Symbol:  Arlington Tankers Ltd. (ATB)



Dated: July 11, 2005


/s/ Dan Sten Olsson
Dan Sten Olsson



STENA AB

By: /s/ Dan Sten Olsson
Name: Dan Sten Olsson
Title:
Managing Director


STENA (SWITZERLAND) AG

By: /s/ Jan Larsson

Name: Jan Larsson
Title: Managing Director

By: /s/ Barbara
Oeuvray
Name: Barbara Oeuvray
Title: Financial Controller


CM
V-MAX I LIMITED

By: /s/ C.J. Lymbery
Name: C.J. Lymbery
Title:
Secretary


CM V-MAX II LIMITED

By: /s/ C.J. Lymbery
Name:
C.J. Lymbery
Title:  Secretary


CONCORDIA MARITIME AB

By: /s/
Hans Noren
Name: Hans Noren
Title:  President


STENA SESSAN AB


By: /s/ Bert Ake Eriksson
Name: Bert Ake Eriksson
Title: Managing
Director


/s/ Madeleine Olsson Eriksson
Madeleine Olsson Eriksson



/s/ Stefan Sten Olsson
Stefan Sten Olsson